Exhibit 99.1


             Medical Staffing Network Holdings to Discuss
           Third Quarter 2007 Earnings on November 7, 2007


    BOCA RATON, Fla.--(BUSINESS WIRE)--Oct. 22, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), the third largest healthcare staffing company and the largest provider of per diem nurse staffing services in the nation as measured by revenues, today announced that it will report its earnings for the three and nine months ended September 30, 2007, after the market closes on Tuesday, November 6, 2007. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time, on Wednesday, November 7, 2007.

    To listen to the call, participants should dial 1-800-952-4645 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21350592. A replay will be available from 1:00 p.m. Eastern time on Wednesday, November 7, 2007, through 6:00 p.m. on Thursday, November 8, 2007. The conference call will also be available through the Company's website at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States as measured by revenues. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, such as radiology and diagnostic imaging specialists, clinical laboratory specialists, rehabilitation specialists, pharmacists and respiratory therapists and other similar healthcare vocations.

    Forward-Looking Statements

    Information on the Company's conference call may include "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current matters. Rather, forward-looking statements are predictive in nature and may depend upon or refer to future events, activities or conditions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Information concerning important factors can be found within the registrant's filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner
             Vice President, Finance
             561-322-1303